Exhibit 8
                      CUSTODIAL AGREEMENT
                            BETWEEN
                 KALMAR POOLED INVESTMENT TRUSTS
							  AND
				    WILMINGTON TRUST COMPANY


          THIS AGREEMENT is made this _____ day of ________ , 19___, between ____________________________________________________________
("Principals"), and WILMINGTON TRUST COMPANY, a Delaware corporation ("Custodian").

            WHEREAS,  Principals  intend  to  deliver  property   to
Custodian from time to time and desires to enter into an agreement setting forth Custodian's duties with respect thereto;

           NOW, THEREFORE, in consideration of the premises, and in further consideration of the covenants set forth below, it is hereby agreed mutually as follows:

I.  AGREEMENTS AND COVENANTS OF CUSTODIAN.

          Custodian agrees and covenants to:

           (a) Hold such property as may be delivered to it hereunder (the "Property") in safekeeping until it is disposed of in accordance with this Agreement.

           (b) Register the Property in the name of its nominee, unless instructed otherwise.

           (c) Collect and receive, when due and if made payable to it or its nominee, all principal and income of every nature arising from the Property.

           (d) Notify Principals of all communications received by it with respect to the Property and requiring action by the owner, unless instructed otherwise.

           (e) Change the investment of the Property if, as and when instructed to do so.

           (f)  Invest  idle,  or  otherwise   uninvested,  cash  as
provided in Paragraph II(g).

           (g) Unless instructed otherwise, vote any stock registered in the name of its nominee, including shares of Wilmington Trust Corporation and shares in any of the Rodney Square family of mutual funds, as Custodian, in its sole discretion, deems appropriate.

           (h) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed to do so.

           (i) Create and/or terminate such separate accounts and allocate the Property among such accounts if, as and when instructed to do so.
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           (j)   Deliver any Property from time to time if,  as  and
when instructed to do so, upon obtaining an appropriate receipt therefor.

           (k) Render to Principals, and to such other person as Principals may instruct, statements of the Property held by it from time to time.

II.  AGREEMENTS AND COVENANTS OF PRINCIPALS.

          Principals agree and covenant:

           (a) That Kalmar Investments, Inc. has been appointed by Principals as investment manager (the "Manager") with authority to provide in writing all investment and investment related instructions on behalf of Principals; provided that withdrawals of Property will be permitted only at the written direction of Principals. All securities transactions processed through a securities depository or clearing corporation, including Depository Trust Company, for which Manager is the affirming party will be deemed sufficient confirmation of such transactions on behalf of Principals.

           (b) To indemnify and hold Custodian harmless from and against any loss, cost or other damage arising out of Custodian's complying with the terms hereof and/or with instructions given as provided herein.

           (c) To pay to Custodian compensation for its services in accordance with the current rates charged by Custodian from time to time for accounts of similar size and character. Any change in fees or charges will be applicable only after reasonable notice to Principals. In the event that Custodian is called upon to render any extraordinary services, it will be entitled to additional compensation.

           (d) That this agreement shall be binding upon Principals and Principals' successor.

           (e) That for purposes of regulations issued by the Federal Deposit Insurance Corporation ("FDIC"), Custodian's regular account statements will be sufficient information concerning securities transactions effected for Principals' account; provided that Principals, upon request, have the right to receive written confirmations of securities transactions within five business days from the date of Custodian's receipt of the broker/dealer confirmations thereof.

          (f) That Custodian may deposit or arrange for the deposit of any Property at Depository Trust Company or any other securities depository or clearing corporation, and may hold any Property on behalf of Principals at any correspondent bank of Custodian. Such Property may be registered in the depository's or the correspondent's nominee name.

           (g) That Custodian is authorized to invest idle, or otherwise uninvested, cash in either The Rodney Square Fund or The Rodney Square Tax-Exempt Fund, as directed from time to time, or, in

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the  absence of such direction, as Custodian in its sole  discretion deems appropriate. Principals acknowledge that the Rodney Square mutual funds are entities separate from Rodney Square Management Corporation and Wilmington Trust Company; shares in these mutual funds are not obligations of Wilmington Trust Company, are not deposits and are not insured by the FDIC; Wilmington Trust Company, or its subsidiary, is compensated by these mutual funds for services rendered in its capacity as investment advisor, custodian or transfer agent; and such compensation is both described in detail in the prospectus for each fund under the heading "Management of the Fund", and is in addition to the compensation, if any, paid to Wilmington Trust Company in its capacity as Custodian hereunder with respect to such funds.

III.  LIMITATION OF LIABILITY.

          Custodian will have no responsibility or liability:

           (a) To take any action with respect to the Property, other than as undertaken in Paragraph I, unless and until it has actually received instructions as provided herein.

           (b) To institute any proceeding for the collection of any principal and income of any nature arising from, or to institute, appear in or defend any proceeding with respect to, the Property, unless and until it has received instructions as provided herein, and it has had advanced or guaranteed to it funds sufficient to meet any expenses.

           (c) To change the investment of the Property, other than as with instructions as provided herein.

           (d)  For any depreciation in principal of the Property.

           (e) For assuming that the authority of any person or organization designated by Principals to give instructions, unless otherwise in such designation, is continuing until Principals deliver a written revocation of such authority to Custodian, or until the termination of this agreement.

           (f) To determine whether Principals in entering into this agreement or giving any instructions are acting within the scope of their power and authority.

IV.  SHAREHOLDER COMMUNICATIONS ACT.

           Unless  otherwise  directed  by  Principals  in  writing,
Custodian  is           authorized  to  disclose  Principals'  name,
address and share positions to companies over whose securities Principals exercise voting authority or to others upon request by such companies.

V.  TERMINATION.

           This agreement may be terminated by either party upon delivery of written notice of such termination to the other; and shall be terminated by the withdrawal, in accordance with the provisions of Paragraph I(j) hereof, of all of the Property or upon

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receipt  by  Custodian  of written notice of  that  Principals  have ceased  to  act  as trustees, unless Principal's successor  ratifies
this   agreement  within  60  days  thereafter.   Upon  termination,
Custodian will deliver to Principals, or to Principals' successor, as the case may be, the Property then held by it, if any, upon obtaining an appropriate receipt. Paragraph II(b) and (c) hereof will survive termination of this agreement.

VI.  GOVERNING LAW.

           This is a Delaware contract and is governed by Delaware law in all respects.


           IN WITNESS WHEREOF, Principals have set their Hands and Seals, and Custodian has caused this agreement to be signed in its name by one of its Vice Presidents and its corporate seal to be hereto affixed by one of its Assistant
Secretaries, all done in duplicate as of the day and year first above written.


Witness:__________________      ________________________(Seal)



Witness:__________________      ________________________(Seal)




[Corporate Seal]                WILMINGTON TRUST COMPANY



Attest:_______________________  By:________________________
       Assistant Secretary         Vice President